UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 6, 2010

The Tirex Corporation
(Exact name of registrant as specified in its charter)

Delaware	33-17598-NY	22-2824362
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1771 Post Road East
Westport CT 06880
(MailingAddress) (Zip Code)

Registrant’s telephone number, including area code
(203) 292-6922

___________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))w
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws

On December 6, 2010, The Tirex Corporation filed with the State of Delaware an Amendment to its Certificate of Incorporation, increasing the authorized $0.001 par value common stock from the two billion (2,000,000,000) shares to two billion five hundred million (2,500,000,000) common shares (the "Amendment"). The Board unanimously authorized the Amendment and the shareholders approved the Amendment by a majority consent of shareholder votes.

Management intends to use part of this increase in Tirex’s authorization to satisfy certain liabilities, accrued and unpaid salaries, to compensate legal counsel and consultants for services actually rendered or to be rendered and to provide working capital to further the business activities of the corporation.

Item 9.01	Financial Statements and Exhibits

The following exhibits are filed as part of this report:

Exhibit No.	Title

3.1	Certificate of Amendment to Certificate of Incorporation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date December 6, 2010

/s/ John L. Threshie Jr
John L. Threshie Jr
The Tirex Corporation
President/CEO